EXHIBIT 10.19

AGREEMENT TO ASSUME REPURCHASE OBLIGATIONS

THIS AGREEMENT TO ASSUME REPURCHASE OBLIGATIONS (the “Agreement”), dated this 5th day of June, 2006, and entered into by and between Reed’s, Inc., a Delaware corporation (the “Company”), Mark Reed, an individual (“Mark Reed”), and Bob Reed, an individual (“Bob Reed”).

WHEREAS, Bob Reed and Mark Reed (the “Purchasers”) are the brothers of Christopher Reed, the Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer of the Company;

WHEREAS, the Company issued an aggregate of 333,156 shares (the “Rescission Shares”) of its common stock, par value $0.0001 (the “Common Stock”) to various parties during the period from September 2, 2005 through and including April 7, 2006 (the “Sales Period”);

WHEREAS, the Rescission Shares sold by the Company during the Sales Period were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were not registered or qualified under the securities laws of any state in which such sales were made;

WHEREAS, the Company, in connection with the sale of the shares of Common Stock to be registered under the Securities Act, intends to offer to repurchase the Rescission Shares for the consideration paid for such Rescission Shares, together with applicable interest as required under the laws of the states in which such shares were sold, in order to effect a legal rescission offer and extinguish any state law claims for liability in connection with the unregistered or unqualified sales of the Rescission Shares; and

WHEREAS, the Company and the Purchasers believe it is appropriate and in the best interests of the Company that the Purchasers assume the repurchase obligations of the Company associated with the Rescission Shares;

NOW, THEREFORE, the Company and the Purchasers agree as follows:

1. Conduct of Rescission Offer. During the period set forth in a registration statement, to be filed by the Company with respect to a rescission offer (the “Rescission Offer”) for the Rescission Shares, as the period in which the Company shall conduct the Rescission Offer, but in no event after December 31, 2006, the Company shall offer to repurchase all Rescission Shares in such a manner as is designed and intended to eliminate the right of each purchaser of Rescission Shares to seek damages or otherwise assert a liability against the Company under the state law governing the sale of unregistered or unqualified securities to such purchaser. Accordingly, the Company shall use its best efforts to conduct the Rescission Offer in accordance with the requirements of the applicable provisions of applicable state law related to the Rescission Offer.

2. Assumption of Company Obligations. In consideration of the Rescission Offer to be conducted by the Company pursuant to the provisions of paragraph 1:

(a) Mark Reed agrees to assume the obligations of the Company which arise in connection with the repurchase by the Company of up to the initial $250,000 of Rescission Shares to be repurchased by the Company, including the consideration paid by investors and interest at the rate and in the amount determined by applicable state law; and

(b) Bob Reed agrees to assume the obligations of the Company which arise in connection with the repurchase by the Company of the remaining Rescission Shares to be repurchased by the Company, which are not subject to the repurchase obligation by Mark Reed under Section 2(a) hereof, including the consideration paid by investors and interest at the rate and in the amount determined by applicable state law.

3. Payment. Each of the Purchasers shall pay to the Company, within ten (10) business days of the receipt of a statement from the Company of the amount required to be paid by the Company to investors who shall tender Rescission Shares for repurchase by the Company, an amount equal to all amounts owing by the Company to such investors with respect to the obligations of the Company assumed by the Purchasers pursuant to Section 2. Within five (5) business days of the receipt of payment from either of the Purchasers pursuant to this Section 3, the Company shall deliver to the payor duly executed stock certificates for that number of shares of Common Stock which is equal to the number of Rescission Shares for which such payor has assumed and paid in full the Company’s obligations.

4. Status of Shares. Each of the Purchasers warrants and represents that:

(a) He will not sell, transfer, or otherwise dispose of any shares of Common Stock acquired pursuant to this Agreement, except pursuant to an effective registration statement filed under the Securities Act with the Securities and Exchange Commission or an exemption from such registration and in compliance with applicable state securities laws; and

(b) Any shares of Common Stock to be acquired pursuant to this Agreement will be for his own account and for investment and without the intention of reselling the same and that there is no agreement with others regarding the sale, transfer, or other disposition of any of such shares of Common Stock.

5. Miscellaneous.

(a) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

(b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder.

(c) Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The parties hereto, and their respective successors and assigns, are hereby authorized to rely upon the signature of each person on this Agreement, which are delivered by facsimile, as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each such Person

(d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and shall be deemed duly give or made as of the date delivered personally, sent by a recognized courier service, sent by a recognized overnight delivery service, sent by facsimile (but only if followed by transmittal by a recognized courier service, by a recognized overnight delivery service or delivered in hand for delivery on the next business day) or sent by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other Person or such other address as any party may provide to the other parties by notice in accordance with this Section 5(e):

If to the Company, to:

REED’S, Inc.
13000 South Spring Street
Los Angeles, CA 90061
Attn: Christopher J. Reed
President & CEO
Facsimile no. (310) 217-9400

If to Mark Reed, to:

________________________
________________________
________________________
________________________
Facsimile no. (___) ___-____

If to Bob Reed, to:

________________________
________________________
________________________
________________________
Facsimile no. (___) ___-____

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

(g) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(h) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(i) Specific Performance. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties, in addition to any other remedy to which it may be entitled, at law or in equity.

(j) Attorneys' Fees. If attorneys' fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith, including on appeal therefrom.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

(“Company”)
REED’S, INC.
a Delaware corporation

By:  /s/ Christopher J. Reed
Christopher J. Reed
Chief Executive Officer

(“Mark Reed”)

By:  /s/ Mark Reed
Mark Reed, an individual

(“Bob Reed”)

By:  /s/ Bob Reed
Bob Reed, an individual